UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 6, 2004

Extendicare Health Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-43549 and 333-97293	98-0066268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 908-8000
(Registrant’s telephone number, including area code)

TABLE OF CONTENTS

Item 7.	Financial Statements and Exhibits

Item 12.	Results of Operations and Financial Condition

Signatures

Exhibit Index

Exhibit 99	Press Release

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(99)	Extendicare Health Services, Inc. Press Release dated May 6, 2004.

Item 12.	Results of Operations and Financial Condition

        On May 6, 2004, Extendicare Health Services, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s financial results for the quarter ended March 31, 2004. A copy of the Company’s Press Release is furnished as Exhibit 99 hereto and is incorporated by reference herein.

        The Company’s Press Release includes references to EBITDA, which is not a measure of performance under generally accepted accounting principles (“GAAP”) in the United States of America. The Company uses EBITDA as a key performance indicator and EBITDA as a percentage of total revenues as a measurement of margin. The Company understands that EBITDA, or derivatives thereof, are customarily used by lenders, financial and credit analysts and many investors as a performance measure in evaluating healthcare acquisitions. Moreover, substantially all of the Company’s financing agreements, including the indenture governing the Company’s 9.5% Senior Notes due 2010, the indenture governing its 6.875% Senior Subordinated Notes due 2014 and its credit facility, contain covenants in which EBITDA is used as a measure of compliance. Thus, the Company uses EBITDA to monitor compliance with these financing agreements. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDICARE HEALTH SERVICES, INC.
Date: May 6, 2004	By:	/s/ Mark W. Durishan
Mark W. Durishan Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

EXTENDICARE HEALTH SERVICES, INC.

Exhibit Index to Current Report on Form 8-K
Dated May 5, 2004

Exhibit Number

99	Extendicare Health Services, Inc. Press Release dated May 6, 2004.

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